Exhibit 5.1

August 31, 2020

Hycroft Mining Holding Corporation

8181 E. Tufts Ave., Suite 510

Denver, Colorado 80237

Re:	Hycroft Mining Holding Corporation

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance of up to $74,750,000 of shares (including shares subject to the underwriters’ option to purchase additional shares) of Class A Common Stock, par value $0.0001 per share, of the Company (the “Shares”). The Shares are included in a registration statement on Form S–1 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2020 (the “Registration Statement”) which includes a related prospectus filed with the Registration Statement (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the following: (i)  the Registration Statement and the Prospectus and (ii) the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and Amended and Restated Bylaws of the Company, each as currently in effect.

In rendering the opinions set forth herein, we have also (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such board of directors and stockholder resolutions, agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of these opinions.

In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have executed documents, the completeness and authenticity of all original documents reviewed by us, and the conformity and completeness to original documents of all copies of documents submitted to us for review as conformed or reproduction copies. As to facts material to our opinions, we have relied without independent investigation or verification upon the accuracy of factual statements, including representations of fact contained in certificates, agreements, oral or written statements or other records of or from public officials and

Hycroft Mining Holding Corporation

August 31, 2020

officers and representatives of the Company and others, and assumed compliance on the part of all parties to all agreements and documents, other than the Company, with their covenants and agreements contained therein.  We have also assumed that the Company will have sufficient authorized but unissued and unreserved shares of Class A Common Stock, par value $0.0001 per share, on the date of any issuance of Shares registered pursuant to the Registration Statement

Based upon and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares, when sold and issued against payment therefor (not less than par value) as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

Our opinion is expressed only with respect to the Delaware General Corporation Law and we express no opinion with respect to any other laws. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the or the rules and regulations of the Commission thereunder. Please be advised that certain partners of our firm and attorneys associated with our firm may beneficially own shares of Common Stock.

Sincerely, /s/ Neal Gerber & Eisenberg LLP